Exhibit 10.8(c)

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Amendment”), is made and entered into this 5th day of November, 2007, by and between GUARANTY HOLDINGS COMPANY, LLC, an Indiana limited liability company (“Landlord”), and EXACTTARGET, INC., a Delaware corporation (“Tenant”) (Landlord and Tenant may jointly be referred to herein as the “Parties’”) with reference to the following facts:

WHEREAS, the Parties executed a Lease Agreement dated March 16, 2005 for 29,264 rentable square feet of office space located on the 2nd, 6th, 7th, and l0th floors of the Building as amended by a Lease Addendum dated March 16, 2005 concerning the construction of a roof top deck, a First Amendment to Lease Agreement dated January 16, 2006 adding the third floor of the Building to Tenant’s Lease for a total of 38,582 rentable square feet (the “First Amendment”) and a Second Amendment to Lease Agreement dated April 26, 2007 adding the ninth (9th) floor and a portion of the fourth (4th) floor for a total of 52,940 rentable square feet (the “Second Amendment”) (the Lease Agreement, as amended by the Lease Addendum, the First Amendment and the Second Amendment shall be collectively referred to herein as the “Lease”);

WHEREAS, the original measurement for the Premises on the fourth floor set forth in the Second Amendment was incorrectly measured and the correct square footage for the Fourth Floor Refusal Space consists of 4,585 rentable square feet; and

WHEREAS, the Parties intend that capitalized terms in this Amendment shall have the meanings given to them in the Lease, except for those terms defined herein or capitalized solely due to the dictates of grammar.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of the covenants contained herein, the Parties agree to amend the Lease as follows:

1. Section 1.2.B. The definition of “Leased Premises” shall be amended as follows:

a. Delete “fifty-two thousand nine hundred forty (52,940)” and insert “fifty-two thousand four hundred eight-five (52,485)”

2. Section 1.2.D. The definition of “Base Rent” shall be amended to replace “Exhibit F-2” with “Exhibit F-3” attached to this Amendment and incorporated into the Lease.

3. Section 1.2.D. The definition of “Tenant’s Proportionate Share” shall be amended as follows:

a.	Delete “Tenant’s Proportionate Share shall be equal to 38.7187% beginning March 1, 2006 until and including May 31, 2007. and shall increase to 53.1185% beginning June 1, 2007 until the expiration of the Original Term.” and replace with “Tenant’s Proportionate Share shall be equal to 29.3677% beginning July 15, 2005 until and including February 28, 2006, and shall increase to 38.7187% beginning March 1, 2006 until and including May 31, 2007, and shall increase to 48.0615% beginning June 1, 2007 until and including December 31, 2007, and shall increase to 52.6619% beginning January 1, 2008 until and including the expiration of the Original Term”.

4. The Fourth Floor Improvement Allowance shall be reduced from $113,400 to $103,162.50.

IN WITNESS WHEREOF. Landlord and Tenant have caused (this Amendment to be executed by their duly authorized officers and agents as of the day, month and year first above written. Except as otherwise provided herein, the Lease shall remain unchanged and in full force and effect.

TENANT EXACTTARGET, INC.		LANDLORD GUARANTY HOLDINGS COMPANY, LLC

By:	/s/ Scott Dorsey	By:	/s/ Michael B. McMains
	Scott Dorsey, CEO	Printed:	Michael B. McMains
		Title:	Managing Member

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